Exhibit 10.5

SATISFACTION AND DISCHARGE OF INDEBTEDNESS AGREEMENT

This Satisfaction and Discharge of Indebtedness Agreement (this “Agreement”) is made and entered into as of September 22, 2025, by and between Denali Capital Acquisition Corp., a Cayman Island exempted company (including its successors and assigns, “Denali” or the “Company”), on the one hand, and D. Boral Capital, LLC (f/k/a EF Hutton LLC) (“D. Boral”), on the other hand. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement (as defined below).

RECITALS

WHEREAS, Denali, D. Boral, US Tiger Securities, Inc. (“Tiger”) are parties to an Underwriting Agreement dated April 6, 2022 (the “Original Underwriting Agreement”), as modified by the Deferred Discount Agreement, dated November 20, 2023, between Tiger, D. Boral, Craig-Hallum Capital Group LLC, Denali and Denali SPAC Holdco, Inc. (the “Discount Agreement” together with the Original Underwriting Agreement, the “Underwriting Agreement”);

WHEREAS, pursuant to the Underwriting Agreement, Denali is obligated to pay D. Boral and Tiger $2,887,500 (the “Deferred Underwriting Commission”) upon the consummation of the Denali’s Business Combination (as defined below);

WHEREAS, Denali, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”), and Semnur Pharmaceuticals, Inc., a Delaware Corporation (“Semnur”) have entered into the Agreement and Plan of Merger, dated August 30, 2024 (as amended, the “Merger Agreement”), which provides for a Business Combination between Denali, Merger Sub and Semnur. Pursuant to the Merger Agreement, Denali will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended and de-register in the Cayman Islands in accordance with Section 206 of the Cayman Companies Act (the “Domestication”) and following the Domestication, Merger Sub will merge with and into Semnur (the “Business Combination”), with Semnur being the surviving company in the Merger (as defined in the Merger Agreement) and becoming a wholly owned subsidiary of Denali and being renamed to “Semnur, Inc.” In connection with the consummation of the Business Combination, Denali (the public company) will be renamed as “Semnur Pharmaceuticals, Inc.”, which will continue as a public company and will continue to be obligated under the terms of this Agreement;

WHEREAS, upon the consummation of the Business Combination, the Deferred Underwriting Commission to D. Boral would be immediately due and payable; and

WHEREAS, the Company has requested of D. Boral that in lieu of the Company tendering the full amount of the Deferred Underwriting Commission due D. Boral in cash, D. Boral accept cash and Shares (as defined below) of the Company as satisfaction of the Deferred Underwriting Commission.

For clarity, this Agreement is not intended to, and shall not serve to, affect, modify or amend the Underwriting Agreement and the Deferred Underwriting Commission unless or until the amounts specified in Section 1.1 below are timely paid in full.

For additional clarity, the Company represents that the consideration set forth herein and in the accompanying Promissory Note, of even date herewith, between the Company and D. Boral (the “Note”) is in lieu of the portion of the Deferred Underwriting Commission that would be due D. Boral pursuant to the Underwriting Agreement, and that no payments set forth herein or the Note are due or payable to Tiger,

Craig-Hallum Capital Group LLC or any other person or entity. The Company represents that it has resolved directly with Tiger and Craig-Hallum Capital Group LLC the amount, if any, of the Deferred Underwriting Commission due Tiger or Craig-Hallum Capital Group LLC, which is a material representation that D. Boral has relied on when executing the Note and this Agreement.

NOW THEREFORE, in consideration of the foregoing promises and representations, which shall be deemed an integral part of this Agreement, and of the mutual covenants and agreements set forth herein, which the parties acknowledge and agree are good and valuable consideration, receipt and sufficiency of which are acknowledged by each party hereto, the parties agree as follows:

ARTICLE I

CONDITIONS TO SATISFACTION AND DISCHARGE

1.1

D. Boral acknowledges and agrees that upon satisfaction of the following conditions set forth in Section 1.1A-D below, the Company will not have any obligation to issue any shares of capital stock of Denali (or any affiliate thereof) pursuant to the Discount Agreement, and the Company’s obligations to D. Boral under the Underwriting Agreement to pay the Deferred Underwriting Commission shall be fully satisfied and discharged:

A.	On the Closing Date, the Company shall have wired $175,000 to the bank account of D. Boral set forth on Schedule 1;

B.

Within three Business Days of the Closing Date, the Company shall have issued (and evidenced by a book entry statement from the Company’s transfer agent) to D. Boral (or its designees) 50,000 shares of common stock, par value $0.0001, per share of Denali (the public company, which will be renamed as “Semnur Pharmaceuticals, Inc.” and which will continue as a public company) (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) (the “Shares”);

C.	The Company shall have complied with Section 2.2 below, subject to D. Boral’s compliance with Section 2.3 below; and

D.	The Company shall have executed and satisfied its obligations set forth in the Note.

ARTICLE II

AGREEMENTS AND COVENANTS; D.BORAL REPRESENTATIONS

2.1	The parties agree that each such party will execute and deliver the Note concurrently with this Agreement.

2.2

Within sixty (60) days from the date hereof, and subject to the Company’s receipt of any information requested under Section 2.3, the Company shall cause to be filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the resale by D. Boral (or its designees) of the Shares issued pursuant to Section 1.1.B).

2.3

D. Boral agrees, upon the Company’s request, to promptly provide the Company with any information required to be included in any such registration statement regarding D. Boral and agrees to indemnify the Company for any inaccuracies with respect thereto that are included in such registration statement.

2.4	D.Boral represents and warrants that:

A.	D.Boral is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

B.

D.Boral is acquiring the Shares (i) for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, D.Boral does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act, and (ii) in the ordinary course of its business;

C.	D.Boral does not presently have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares;

D.

D.Boral understands that the Shares are being delivered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the issuer(s) of the Shares are relying in part upon the truth and accuracy of, and D.Boral’s compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of D.Boral to acquire the Shares;

E.

D.Boral and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Semnur and Denali and materials relating to the offer and sale of the Shares that have been requested by D.Boral. D.Boral and its advisors, if any, have been afforded the opportunity to ask questions of Semnur and Denali;

F.

D.Boral understands that its investment in the Shares involves a high degree of risk and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares;

G.

D.Boral understands that, except as contemplated by Section 2.2, (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (x) subsequently registered thereunder, (y) D.Boral shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (z) D.Boral provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) the consummation of the transactions contemplated by the Merger Agreement are subject to the terms and conditions set forth therein and may be terminated in accordance with the terms set forth therein, including by mutual agreement of the parties thereto; and

H.

D.Boral understands that any instruments representing the Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company, if (i) the Shares are registered for resale under the Securities Act or exchanged for other securities in a transaction registered under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

ARTICLE III

MISCELLANEOUS PROVISIONS

3.1

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If the Company fails to strictly comply with the terms of this Agreement, then the Company shall reimburse the D. Boral promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by D. Boral in any action in connection with this Agreement, including, without limitation, those incurred: (A) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to D. Boral’s rights, remedies and obligations, (B) collecting any sums which become due to D. Boral, (C) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (D) the protection, preservation or enforcement of any rights or remedies of the D. Boral.

3.2	This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

3.3

The Company hereby acknowledges and agrees that D. Boral shall be entitled to all of their rights, protections, indemnities and immunities in connection with their execution of this Agreement and the performance of any obligations hereunder or in connection herewith.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, D. Boral and Denali have caused their corporate names to be hereunto affixed, and this instrument to be signed by their respective authorized officers, all as of the day and year first above written.

D. BORAL CAPITAL, LLC

By:	/s/ Gaurav Verma
Name: Gaurav Verma
Title: Co-Head of Investment Banking

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
Name: Lei Huang
Title: Chief Executive Officer